UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2007

INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
888 East Walnut Street, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code:
(800) 669-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Preferred Stock Offering
     On May 29, 2007, IndyMac Bank, F.S.B. (the “Bank”), a wholly owned subsidiary of IndyMac Bancorp, Inc. (the “Company”), filed a Supplementary Section (the “Supplementary Section”) with the Office of Thrift Supervision (the “OTS”) for the purpose of amending its Federal Stock Charter to establish the preferences, limitations, voting powers and relative rights of its 8.50% Series A Perpetual Non-Cumulative Fixed Rate Preferred Stock, no par value and with a liquidation preference of $25.00 per share. The Supplementary Section became effective with the OTS upon close of business on May 29, 2007. On May 30, 2007, the Bank closed the sale of $500,000,000 of its 8.50% Series A Perpetual Non-Cumulative Fixed Rate Preferred Stock, liquidation preference $25.00 per share (the “Securities”).
     The Bank offered and sold the Securities to initial purchasers who resold the Securities to “qualified institutional buyers” in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and to “non-U.S. persons” in reliance on Regulation S under the Securities Act.
     The Bank has received confirmation from the OTS that the Securities are eligible for treatment as core capital of the Bank under the OTS’ applicable regulatory capital regulations and intends to treat the Securities accordingly.
     In connection with the closing of the transaction described above, on May 30, 2007, the Company and the Bank entered into a Replacement Capital Covenant (the “Covenant”) whereby the Company and the Bank will covenant that the Bank or any of its subsidiaries, or the Company or any of its finance subsidiaries, shall redeem, purchase or repurchase, as applicable, shares of the Securities only if and to the extent that the designated percentages of the aggregate amount of net cash proceeds that the Bank, any of its subsidiaries, the Company and any finance subsidiary of the Company through which the Company raises capital have received during the relevant Measurement Period (as defined in the Covenant) from the sale of common stock, rights to acquire common stock, non-cumulative perpetual preferred stock and certain other securities or combinations of securities that have equal or better equity characteristics than the Securities equal or exceed the aggregate liquidation preference redeemed, purchased or repurchased; provided, that any net cash proceeds raised by the Company (either directly or indirectly via any finance subsidiary of the Company) will only be counted for purposes of the foregoing if the proceeds so received during the relevant Measurement Period have been contributed to the Bank not later than one business day following the end of the relevant Measurement Period, and on other terms and conditions described in the Covenant. A copy of the Covenant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

99.1	Replacement Capital Covenant dated May 30, 2007, by IndyMac Bancorp, Inc. and IndyMac Bank, F.S.B., in favor of specified debtholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Pasadena, State of California, on May 30, 2007.

Indymac Bancorp, Inc. (Registrant)
By:	/s/ MICHAEL W. PERRY
Michael W. Perry
Chairman of the Board of Directors and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Replacement Capital Covenant dated May 30, 2007, by IndyMac Bancorp, Inc. and IndyMac Bank, F.S.B., in favor of specified debtholders.